Registration No. 333-14459
                                   Rule 424 (b)(2)

PRICING SUPPLEMENT No. 56 Dated March 17, 1998 (To Prospectus dated November 18, 1996)

                         $3,000,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                        Medium Term Notes

           Due Nine Months or More from Date of Issue
                        ________________

Principal Amount:   $10,000,000

Price to Public:    100%

Proceeds to HFC:    99.912%

Issue Date:  March 20, 1998

Stated Maturity:  March 20, 2002

Redeemable On or After:  Not Applicable

Interest Rate:   6.09%

Interest Payment Dates: On the 15th of May and November of each year, commencing May 15, 1998 and the Stated Maturity. If said day is not a Business Day, payments shall be made on the next succeeding Business Day.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Calculation Agent:  The Chase Manhattan Bank (National Association)

Agent:  Morgan Stanley & Co. Incorporated

Agent's Discount or Commission:  0.088%


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